Exhibit 10.1

SECOND AMENDMENT TO THE
CAPITAL SOUTHWEST CORPORATION
2009 STOCK INCENTIVE PLAN

WHEREAS, Capital Southwest Corporation (the “Company”) previously adopted the Capital Southwest Corporation 2009 Stock Incentive Plan (as previously amended, the “2009 Plan”);

WHEREAS, Section 18 of the 2009 Plan provides that the Board of Directors of the Company (the “Board”), may, subject to certain limitations, amend the 2009 Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the 2009 Plan to increase the number of stock options which may be granted to any individual during any one calendar year, subject to and effective upon the receipt of shareholder approval thereof at the Company’s 2015 annual stockholders meeting on August 4, 2015 (the “2015 Meeting”).

NOW, THEREFORE, the 2009 Plan is hereby amended, subject to and effective upon receipt of shareholder approval at the 2015 Meeting, as follows:

1.	Section 5(b)(i) of the 2009 Plan is deleted in its entirety and replaced with the following:

(i)                  the maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 120,000 Shares; and

2.	The 2009 Plan, as amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the 2009 Plan to be executed by its duly authorized officer, subject to and effective upon receipt of shareholder approval at the 2015 Meeting.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Chairman of the Board
President and Chief Executive Officer

Dated: August 10, 2015